UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2011

BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 St. Joseph Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (251) 431-7800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders

On May 26, 2011, BancTrust Financial Group, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, shareholders considered the election of directors, the Company’s executive compensation practices, the ratification of the appointment of the Company’s independent registered public accountants and the BancTrust Financial Group, Inc. 2011 Incentive Compensation Plan.  A summary of the votes cast on the matters considered at the Annual Meeting is set forth below.

1.       The election as Directors of the seventeen (17) nominees named below, all of whom were duly elected.

Nominee	For	Withheld or Against	Abstained	Broker Non-Votes
Tracy T. Conerly	8,826,109	165,042	0	4,922,740
Stephen G. Crawford	7,198,175	1,792,976	0	4,922,740
David C. DeLaney	8,826,109	165,042	0	4,922,740
Robert M. Dixon, Jr.	8,826,409	164,742	0	4,922,740
Broox G. Garrett, Jr.	8,826,409	164,742	0	4,922,740
Carol F. Gordy	8,825,964	165,187	0	4,922,740
Barry E. Gritter	8,824,564	166,587	0	4,922,740
James M. Harrison, Jr.	8,826,264	164,887	0	4,922,740
Clifton C. Inge, Jr.	8,025,411	965,740	0	4,922,740
Kenneth S. Johnson	8,825,684	165,467	0	4,922,740
W. Bibb Lamar, Jr.	8,821,037	170,114	0	4,922,740
John H. Lewis, Jr.	8,825,184	165,967	0	4,922,740
Harris V. Morrissette	8,716,646	274,505	0	4,922,740
Paul D. Owens, Jr.	8,824,509	166,642	0	4,922,740
Mary Ann Patterson	8,808,965	182,186	0	4,922,740
Peter C. Sherman	8,824,009	167,142	0	4,922,740
Dennis A. Wallace	8,824,209	166,942	0	4,922,740

2. Advisory, non-binding, shareholder approval of executive compensation.	8,481,938	243,907	265,306	4,922,740

3. Ratification of the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for the year 2011.	13,809,761	29,242	74,888	0

4. Proposal to approve the BancTrust Financial Group, Inc. 2011 Incentive Compensation Plan.	7,839,165	848,103	303,882	4,922,740

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.

DATE:	May 26, 2011	By:	/s/ F. Michael Johnson
F. Michael Johnson
Executive Vice President, Chief Financial Officer and Secretary

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